Exhibit A

JOINT FILING AGREEMENT

The undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the securities of iBasis, Inc., and hereby affirm that this Schedule 13D is being filed on behalf of each of the undersigned.

Dated: July 13, 2009

KONINKLIJKE KPN N.V.,

By:	/s/ Eric Hageman
	Name:	Eric Hageman
	Title:	Executive Vice President Finance & Attorney-in-Fact

KPN B.V.,

by: KONINKLIJKE KPN N.V.,
its sole director

by
/s/ Eric Hageman
	Name:	Eric Hageman
	Title:	Executive Vice President Finance & Attorney-in-Fact

CELTIC ICS INC.,

by
/s/ Eric Hageman
	Name:	Eric Hageman
	Title:	President